Exhibit (c)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 811-22444) of Western Asset High Yield Opportunity Fund Inc. of our report dated July 23, 2026, relating to the financial statements and financial highlights, which appears in this form NCSR.

Baltimore, Maryland

July 23, 2026